UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : February 9, 2006

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	0-6612	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindberg Drive, Peoria, IL		61615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 9, 2006, the Board of Directors (the “Board”) of RLI Corp. (the “Company”) adopted an amendment to Section 3.14 of the Company’s Bylaws to:  (1) identify certain other duties that the Chairman of the Board may be assigned from time to time in addition to presiding at shareholders’ and Board meetings, including, without limitation, approving Board agendas, attending Board committee meetings upon invitation by the chair of such committee, reviewing Board and Board committee evaluations, supporting management in developing strategy for the Company and assisting in identifying candidates for the Board; (2) provide that the Nominating/Corporate Governance Committee and the Board shall review and adjust, if appropriate, on an annual basis, compensation to be paid to the Chairman of the Board; and (3) authorize payment of costs associated with the Chairman of the Board hosting and entertaining Company customers and participating in community service activities.  A copy of Section 3.14 of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Section 3.14 of the Bylaws of RLI Corp. (as amended February 9, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.
Date: February 13, 2006	By:	/s/ Joseph E. Dondanville
Joseph E. Dondanville
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Section 3.14 of the Bylaws of RLI Corp. (as amended February 9, 2006).